Exhibit 10.3

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

between

COTY INC.,

JAB HOLDINGS II B.V.,

THE BERKSHIRE FUND STOCKHOLDERS, and

THE WB FUND STOCKHOLDERS

Dated as of                     , 201

EXHIBIT A	Fund Stockholders
EXHIBIT B	Assignment and Assumption Agreement
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AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of                , 201    (this “Agreement”), between Coty Inc., a Delaware corporation (the “Company”), JAB Holdings II B.V., a Netherlands corporation (“Parent”), and the Fund Stockholders listed on Exhibit A attached hereto.

RECITALS

WHEREAS, the Berkshire Fund Stockholders and the WB Fund Stockholders (each as hereinafter defined) are parties to that certain Stockholders Agreement, as amended, dated as of January 25, 2011 (the “Original Stockholders Agreement”), with the Company and Parent;

WHEREAS, the Company, Parent, the Berkshire Fund Stockholders and the WB Fund Stockholders desire to amend and restate in its entirety the Original Stockholders Agreement, all as set forth herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree that, subject to Section 5.6, the Original Stockholders Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity securities of such Person or (iii) any officer, director, general partner or trustee of any such Person described in clause (i) or (ii); provided, however, that the Fund Stockholders and their Affiliates and any present or future limited partners of the Fund Stockholders shall be deemed not to be Affiliates of the Company and its Subsidiaries, and Parent, its Affiliates and their Related Parties shall be deemed not to be Affiliates of the Fund Stockholders and their Affiliates for purposes of this Agreement.

“Agreement” has the meaning assigned to such term in the preamble.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other Voting Securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty

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(60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed beneficially to own any security solely as a result of this Agreement.

“Berkshire Fund Designee” has the meaning assigned to such term in Section 2.1(a)(i).

“Berkshire Fund Group” means all of the Berkshire Fund Members.

“Berkshire Fund Members” means the Berkshire Fund Stockholders and, subject to Section 3.1(c), their Permitted Transferees, for so long as such Persons continue to hold Equity Securities.

“Berkshire Fund Stockholders” means the Berkshire Fund Stockholders listed as such on Exhibit A hereto.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Class A Common Stock” has the meaning assigned to such term in the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on _________ __, 201_.

“Common Stock” means the Class A and/or Class B common stock (as the case may be), par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning assigned to such term in the preamble.

“Company Business” means the Company and its Subsidiaries’ manufacture, packaging, marketing, licensing, wholesale sales, either directly or through third-party distributors, to retailers or retail sales directly to customers, of fragrances, personal and skin care products, color cosmetics and other beauty products worldwide; provided that the Company Business does not include (i) the sale of components or raw materials or ingredients used in fragrances, personal and skin care, color cosmetics and other beauty products or (ii) the retail sale by the Company or its Subsidiaries, in the same retail space, of fragrances, personal and skin care products, color cosmetics and other beauty products manufactured, distributed and sold by both the Company and competitors of the Company.

“Company Competitor” means any Person (other than the Company or any of its Subsidiaries or any entity resulting from a spin-off, split-off, reorganization, merger or similar transaction of the Company or any of its Subsidiaries) that is primarily engaged in any business that directly competes with the Company Business, whether such Person engages in such business directly or through its direct or indirect control of other Persons.

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“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities by contract or otherwise.

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock or preferred stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fund Designees” has the meaning assigned to such term in Section 2.1(a)(ii).

“Fund Groups” means the Berkshire Fund Group and the WB Fund Group.

“Fund Members” means the Berkshire Fund Members and the WB Fund Members.

“Fund Stockholders” means the Berkshire Fund Stockholders and the WB Fund Stockholders and, subject to Section 3.1(c), their Permitted Transferees.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holdings” means Donata Holdings B.V., a Dutch company.

“Immediate Family” means, with respect to any specified person, such person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such person who shares such person’s home.

“IPO” means the first underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act resulting in aggregate net proceeds (after expenses and underwriting commissions and discounts) of at least $100 million; provided that following such offering the Common Stock is listed on a United States national securities exchange or quoted on a United States automated quotation system.

“IPO Closing” has the meaning assigned to such term in Section 5.6.

“Original Stockholders Agreement” has the meaning assigned to such term in the Recitals.

“Parent” has the meaning assigned to such term in the preamble.

“Parent Group” means all of the Parent Members.

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“Parent Members” means Parent and, subject to Section 3.1(d), its Parent Transferees, for so long as such Persons continue to hold Equity Securities.

“Parent Transferee” means any entity controlled by, or under common control with, Parent, Parentes Holding SE and/or Donata Holding SE.

“Permitted Transferee” means in the case of a Berkshire Fund Member, any entity controlled by, or under common control with, Berkshire Partners LLC or its Affiliates and, in the case of a WB Fund Member, any entity controlled by, or under common control with, Rhône Capital LLC or its Affiliates.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 25, 2011, between the Company, Holdings, the Berkshire Fund Stockholders and the WB Fund Stockholders.

“Related Party” means, with respect to any specified Person: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member or Affiliate of a Person described in clause (ii); or (iv) any other Person that holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person; provided, that, for the avoidance of doubt any limited partners of any Fund Member shall not be Related Parties of such Fund Member solely as a result of such limited partnership.

“Representative” means, with respect to a Person, the officers, directors, employees, agents, accountants, lawyers, advisors, bankers and other representatives of such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of December 23, 2010, between the Berkshire Fund Stockholders, the WB Fund Stockholders, the Company, Holdings and Donata Holding S.E.

“Stock Purchase Closing” means the closing of the purchase of the shares of the Company by the Fund Stockholders pursuant to the Stock Purchase Agreement.

“Stock Purchase Closing Date” means the date of the Stock Purchase Closing.

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“Stockholders” means the Berkshire Fund Stockholders (or any Permitted Transferees thereof), the WB Fund Stockholders (or any Permitted Transferees thereof), and Parent (and any Parent Transferees thereof) for so long as such Persons continue to hold Equity Securities.

“Stockholder Designees” has the meaning assigned to such term in Section 2.1(b).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or managing member.

“Subsidiary Securities” has the meaning assigned to such term in Section 5.15.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, voting, receipt of dividends or other distributions, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person, including, but not limited to, any swap or any other agreement including a transaction that transfers or separates, in whole or in part, any of the economic consequences of ownership of shares of Common Stock and/or voting thereof, whether such transaction is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise and whether in one or a series of related transactions. A “Transferee” is a Person to which Equity Securities have been transferred that is not a Permitted Transferee or a Parent Transferee. Notwithstanding the foregoing, the transfer of Equity Securities by a Person to a broker or nominee shall not constitute a “Transfer” if the transferor retains, immediately following such transfer, control (direct or indirect) over the voting and disposition of such Equity Securities and the economic consequences of ownership of such Equity Securities.

“Unaffiliated Person” means any Person or Group that is not (i) any of the Stockholders, (ii) a Related Party of any of the Stockholders, or (iii) a Related Party of the Company; provided, however, that for purposes of Section 3.2 of this Agreement, each reference to “any of the Stockholders” in this definition shall be deemed to be replaced with a reference to “any of the Parent Members.”

“Underwriting Agreement” has the meaning assigned to such term in Section 5.6.

“Voting Securities” means, at any time, shares of any class of Equity Securities then entitled to vote generally in the election of Directors.

“WB Fund Designee” has the meaning assigned to such term in Section 2.1(a)(ii).

“WB Fund Group” means all of the WB Fund Members.

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“WB Fund Members” means the WB Fund Stockholders and their Permitted Transferees for so long as such Persons continue to hold Equity Securities.

“WB Fund Stockholders” means the WB Fund Stockholders listed as such on Exhibit A hereto.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1 Board Representation.

(a) Subject to Section 2.1(g), the Board shall include:

(i) one (1) designee of the Berkshire Fund Group (such person, the “Berkshire Fund Designee”), which Berkshire Fund Designee shall not be a director or officer of a Company Competitor; and

(ii) one (1) designee of the WB Fund Group (such person, the “WB Fund Designee” and, together with the Berkshire Fund Designee, the “Fund Designees”), which WB Fund Designee shall not be a director or officer of a Company Competitor.

(b) The Company agrees to include in the slate of nominees recommended by the Board, the Fund Designees as required hereby.

(c) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to clause (i) or (ii) of Section 2.1(a), the remaining Directors and the Company shall cause the vacancy created thereby to be filled as soon as possible by a new designee of the Stockholder that has the right to designate such Director, who is designated in the manner specified in this Section 2.1, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(d) Each of the Stockholders agrees to vote promptly, or act by written consent with respect to, any Voting Securities beneficially owned by it, at each annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Fund Designees to be elected to the Board as provided in this Section 2.1. Each of the Stockholders agrees to use its commercially reasonable efforts to cause the election of each such designee to

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the Board, including nominating such individuals to be elected as members of the Board. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to clause (i) or (ii) of Section 2.1(a) and the remaining Directors pursuant to Section 2.1(c) have not caused the vacancy created thereby to be filled by a new designee of the applicable Stockholder, then in such case each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to fill such vacancy as provided in Section 2.1(c). Upon the written request of any Stockholder, each other Stockholder shall vote promptly, or act by written consent with respect to, all Voting Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Director designated by such Stockholder and to elect any replacement Director designated by such Stockholder. No Stockholder shall take any action to cause the removal of any Director designated by any other Stockholder, unless such other Stockholder so requests in writing.

(e) The Company shall reimburse each Stockholder Designee for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof and agrees that all members of the Board shall be entitled to the same compensation as may be approved from time to time.

(f) The respective rights of the Berkshire Fund Group and the WB Fund Group pursuant to Section 2.1, Section 2.2 and Section 2.3 are personal to such Fund Groups and may not be transferred or assigned to, or exercised by, any Transferee.

(g) At such time as (x) the Berkshire Fund Group ceases in the aggregate to own a number of shares of Common Stock equal to at least a majority of the shares of Common Stock purchased by the Berkshire Fund Stockholders pursuant to the Stock Purchase Agreement on the Stock Purchase Closing Date, and/or (y) the WB Fund Group ceases in the aggregate to own a number of shares of Common Stock equal to at least a majority of the shares of Common Stock purchased by the WB Fund Stockholders pursuant to the Stock Purchase Agreement on the Stock Purchase Closing Date, such Fund Group shall permanently cease to have the right to designate any Directors pursuant to Section 2.1 and any rights or obligations pursuant to Section 2.1, Section 2.2, Section 2.3 and Section 2.4 and such sections shall at such time become void and of no further force or effect with respect to such Fund Group.

(h) In the event the Berkshire Fund Group or the WB Fund Group shall cease to have the right to designate a Director in accordance with Section 2.1(g), the Berkshire Fund Group or the WB Fund Group shall cause the Berkshire Fund Group’s or the WB Fund Group’s Fund Designee(s), as the case may be, to resign from the Board and the Directors remaining in office shall decrease the size of the Board to eliminate such vacancy.

(i) The Company agrees to cause at least one meeting of the Board to be held each fiscal quarter, and to make provisions such that any member of the Board may attend such meetings by remote means (e.g., by telephone or video conference).

(j) The Company shall maintain a directors’ and officers’ liability insurance policy with such levels of coverage as are reasonably appropriate for a company in the Company Business of the size of the Company.

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(k) The Fund Designees shall, at the time of designation, be subject to the reasonable approval of the Company based upon the Fund Designees’ financial, operational and industry knowledge. The Company acknowledges that, in the case of the Berkshire Fund Group, Bradley M. Bloom is approved to serve as the Berkshire Fund Group’s Fund Designee, and that in the case of the WB Fund Group, M. Steven Langman is approved to serve as the WB Fund Group’s Fund Designee.

(l) To the extent the Board increases in size beyond nine (9), the number of Directors designated by each of the Berkshire Fund Group and the WB Fund Group shall be adjusted to ensure proportional representation (based on the same ratio calculated with respect to the nine (9) Directors, assuming seven (7) designees other than those of the Berkshire Fund Group and the WB Fund Group, one (1) designee of the Berkshire Fund Group and one (1) designee of the WB Fund Group); provided that the number of Berkshire Fund Designee(s) and the WB Fund Designee(s) shall be rounded down to the nearest whole number, but subject to Section 2.1(g), to not fewer than one designee.

Section 2.2 Committees.

(a) Subject to Section 2.1(g), the Company shall cause one (1) Berkshire Fund Designee or one (1) WB Fund Designee to be appointed to and sit on each of the Remuneration and Nomination Committee and Audit and Finance Committee of the Board, with such Berkshire Fund Designee and WB Fund Designee rotating every third annual stockholders meeting between the two committees at the Company’s annual stockholders meeting. In the event that one of the Fund Groups ceases to have the right to designate a Director pursuant to Section 2.1, and the other Fund Group continues to have such right, such other Fund Group will have the right to have a total of one of its Fund Designees on each of such committees in the stead of the Fund Group that has lost such right. The Fund Designees are as of the date of this Agreement in their first such rotation, with the WB Fund Designee on the Remuneration and Nomination Committee and the Berkshire Fund Designee on the Audit and Finance Committee. Each Director shall be provided upon request with any materials distributed to committees of the Board, including minutes of the committee meetings, to the extent minutes are prepared, regardless of whether such Director has been appointed to and sits on such committee.

(b) No material decisions of the Board (other than those delegated to the Remuneration and Nomination Committee and Audit and Finance Committee of the Board) may be made by a committee instead of by the full Board, unless each Fund Group permitted to appoint a Director pursuant to Section 2.1 is permitted to be represented on the applicable committee by at least one Director pursuant to Section 2.2(a) or by action of the Board.

Section 2.3 Available Financial Information.

(a) Subject to Section 2.1(g), the Company will deliver the following to the Parent Group and each Fund Group:

(i) as soon as available after the end of each month and in any event within thirty (30) days thereafter, the monthly management report given to the Company’s executive officers;

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(ii) as soon as available after the end of each fiscal year of the Company and in any event within ninety (90) days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, for such year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company; and

(iii) with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any Stockholder.

Section 2.4 Access. Subject to Section 2.1(g) and to existing legal or contractual confidentiality obligations owed to third parties, the Company shall, and shall cause its Subsidiaries, officers, Directors, employees, auditors and other agents, to afford each Fund Group and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to the books and records of the Company and its Subsidiaries, provided that such access shall not disrupt the normal operations of the Company or its Subsidiaries. All requests for access pursuant to this Section 2.4 shall be made to and subject to the reasonable direction of the Chief Financial Officer of the Company or his or her designee.

ARTICLE III
TRANSFERS

Section 3.1 Transfer Restrictions.

(a) A Fund Member may Transfer its Equity Securities, subject to the Registration Rights Agreement, Section 3.1(b) and applicable securities laws; provided that in the case of a direct secondary sale of the Common Stock held by a Fund Stockholder, the Person to which such Equity Securities are being Transferred is not a Company Competitor.

(b) No Fund Member may Transfer any Equity Securities to any Person (other than a Permitted Transferee) if, to the knowledge of such Fund Member or such Transferee, as the case may be, after reasonable inquiry (other than in the case of an open market transaction, and in all cases taking into account the nature of the transaction), the Transferee or a “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that directly or indirectly controls such Transferee or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which such Transferee or its parent or subsidiary entities is a member is or would become the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act) of five percent (5%) or more of all the issued and outstanding Common Stock after giving effect to such Transfer, unless such Transferee, controlling person or group is permitted to disclose its beneficial ownership of Common Stock pursuant to Schedule 13G under the Exchange Act and such Transferee, controlling person or group would not, upon consummation

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of the Transfer of the shares of Common Stock, be required to report its beneficial ownership of Common Stock pursuant to Schedule 13D under the Exchange Act. Notwithstanding the foregoing, nothing in this Section 3.1(b) shall prohibit a Fund Member (or any Permitted Transferee thereof a signatory hereto) from tendering into any tender or exchange offer initiated by an Unaffiliated Person that the Board does not, within ten (10) Business Days after the commencement of such offer, recommend against (or if the Board subsequently changes its recommendation to recommend that the stockholders of the Company accept such offer).

(c) Fund Members may not Transfer any of their Equity Securities to a Permitted Transferee unless such Permitted Transferee has agreed in writing in the form attached as Exhibit B hereto to be bound and to comply with all applicable provisions of this Agreement and the Registration Rights Agreement as a transferee of such Fund Member hereunder. If any Permitted Transferee to which Equity Securities are transferred in accordance with this Section 3.1(c) ceases to be a Permitted Transferee then this Agreement shall, subject to the continuing rights of the parties to this Agreement to enforce the provisions of this Section 3.1(c), be deemed terminated as to such Person immediately before such Person ceased to be a Permitted Transferee, and, in the event that the Transfer to such Person would not have been permissible under Section 3.1(a) and Section 3.1(b) immediately after its ceasing to be a Permitted Transferee, then such Person shall, at the time such Person ceases to be a Permitted Transferee, Transfer such Equity Securities back to the Fund Member from whom such Transfer was made or to a Permitted Transferee of such Fund Member.

(d) Any Parent Transferee to which a Parent Member transfers any Equity Securities shall agree in writing in the form attached as Exhibit B hereto to be bound and to comply with all applicable provisions of this Agreement and the Registration Rights Agreement as a transferee of the applicable Parent Member hereunder and shall thereupon succeed to the rights and obligations of the transferring Parent Member.

Section 3.2 Void Transfers. Any Transfer or attempted Transfer of Equity Securities in violation of Section 3.1 of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company, provided that, for the avoidance of doubt, a Transfer of Equity Securities to a Permitted Transferee that ceases to be a Permitted Transferee shall not be null and void and shall instead be subject to the requirements of Section 3.1(c).

ARTICLE IV
STANDSTILL AND CONFIDENTIALITY

Section 4.1 Standstill. For a period of four years after the date of this Agreement, unless specifically invited in writing by the Company, each Fund Member and its Representatives will not in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its Affiliates (other than acquisitions of securities representing less than 3% of the Company’s then-outstanding voting securities), including rights or options to acquire such ownership; (ii) any

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tender or exchange offer, merger or other business combination involving the Company or any of its Affiliates (other than tendering into any tender or exchange offer initiated by an Unaffiliated Person that the Board does not, within 10 Business Days after the commencement of such offer, recommend against); (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Affiliates, or (iv) any “solicitation” of “proxies” (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) or consents to vote any voting securities of the Company or any of its Affiliates; (b) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of the Company or any of its Affiliates or otherwise act in concert with any Person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek to control, advise, change or influence the management, Board, governing instruments, shareholders, policies or affairs of the Company or any of its Affiliates; (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing; or (e) make any public disclosure, or take any action that might force the Company, any of its Affiliates or any other Person to make any public disclosure, with respect to the matters set forth in this Agreement. Each Fund Member agrees during such period that it will not request that the Company (or any of its Representatives), directly or indirectly, amend or waive any provision of this paragraph (including this sentence). Notwithstanding anything to the contrary herein, none of the provisions of this Article IV shall apply to any Affiliate of any Fund Member or its Representatives, unless such Affiliate or its Representatives are at such time in possession of any material non-public information of the Company received from such Fund Members or their Representatives or unless such Affiliate is a Permitted Transferee that received a Transfer of Equity Securities in compliance with Section 3.1.

Section 4.2 Confidentiality.

(a) All information furnished to any party pursuant to this Agreement shall be kept confidential by the receiving party and its Affiliates that have actually received such information and shall be used by the receiving party and its Affiliates that have actually received such information only pursuant to this Agreement, except with the prior written consent of the disclosing party, or except to the extent that such information (i) is information which the receiving party can demonstrate was already known to the receiving party when received without any obligation to maintain its confidentiality; (ii) at the time of disclosure or thereafter becomes lawfully obtainable from other sources through no act or failure to act on the part of the receiving party without any obligation to maintain its confidentiality; (iii) is required to be disclosed in any document to be filed with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or in connection with any litigation; (iv) is disclosed in connection with any consultation with attorneys, accountants, employees, or other advisors under an obligation to keep such information confidential; or (v) is required to be disclosed by court order or otherwise mandated by law or regulation; provided, however, that the receiving party shall disclose only so much of the confidential information as is legally required and shall, in the case of clauses (iii) and (v) of this Section 4.2(a) and to the extent legally permissible, notify the other parties promptly and in advance of any such disclosure so that an appropriate protective order may be sought or other action may be taken in

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consultation between the parties. Notwithstanding anything to the contrary in this Section 4.2, if a party or any of its Affiliates that have actually received such information are subject to routine examination by or a blanket request from a governmental regulatory agency, such party and such Affiliates may disclose any such information as requested by such agency in the course of any such examination, without complying with the foregoing notice provision, provided that the Company is not a subject of such examination or request. The parties shall establish commercially reasonable precautions to ensure that their Affiliates, principals, agents, advisors and employees that have actually received information abide by the terms of this Section 4.2(a). For purposes of this Section 4.2(a), the “Affiliates” of any Parent Member shall include (i) any Person within the definition of “Parent Transferee”, (x) Joh. A. Benckiser Advisor Co. LLC, and (y) all of the respective officers, directors, partners, advisors and employees of any Person described in clause (x) or (y).

(b) Notwithstanding anything in this Section 4.2 to the contrary, a party shall be entitled to disclose otherwise confidential information pertaining to this Agreement (i) to the extent required by the rules of any listing authority or stock exchange to which such party is subject, (ii) to provide its investors and prospective investors with certain general information regarding the transactions contemplated by this Agreement in its annual or quarterly investor reports or other communications to investors or prospective investors consistent with such party’s standard investor communication and disclosure practices, or (iii) pursuant to customary confidentiality protections naming the Company as express third-party beneficiary in order to consider or effect a potential Transfer of Equity Securities in accordance with the terms hereof.

ARTICLE V
MISCELLANEOUS

Section 5.1 Amendments and Modifications. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 5.2 Waivers. No failure or delay of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 5.3 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that the Fund Stockholders may assign their respective rights (but may not delegate their obligations) hereunder only to the extent expressly provided herein and (ii) Permitted Transferees shall have rights and obligations hereunder only if they become signatories hereto pursuant to Section 3.1(c).

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Section 5.4 Legends.

(a) All certificates representing the Equity Securities and all book-entry Equity Securities held by each Stockholder shall bear a legend, or include a notation, as appropriate, substantially in the following form:

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THE EQUITY SECURITIES EVIDENCED HEREBY AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT.”

(b) Upon (i) the sale of any Equity Securities pursuant to (A) an effective registration statement under the Securities Act, (B) pursuant to Rule 144 under the Securities Act or (C) another exemption from registration under the Securities Act or (ii) the termination of this Agreement, the certificates representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legend required by this Section 5.3; provided that the Company may condition such replacement of certificates under clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

Section 5.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or to such other address as the party or a Permitted Transferee or Parent Transferee shall have furnished to each other party in writing in accordance with this provision:

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(i)	if to the Company to:

Coty Inc.
Two Park Avenue, 17th Floor
New York, NY 10016
Attention: Jules P. Kaufman, Senior Vice President, General Counsel and Secretary
Facsimile: 212.479.4328

with a copy (which shall not constitute notice) to:

JAB Holdings II B.V.
Oude Weg 147
2031 CC Haarlem
The Netherlands
Attention: Markus Hopmann (CFO) and Joachim Creus (Legal Counsel)
Facsimile: 31.23.0.2882

and with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: David Wilf
Facsimile: 212.351.6277

(ii)	if to Parent to:

JAB Holdings II B.V.
Oude Weg 147
2031 CC Haarlem
The Netherlands
Attention: Markus Hopmann (CFO) and Joachim Creus (Legal Counsel)
Facsimile: 31.23.0.2882

with a copy (which shall not constitute notice) to:

Duane Morris LLP
1540 Broadway
New York, NY 10036-4086
Attention: Lee J. Potter, Jr.
Facsimile: 212.208.2495

(iii)	if to the Berkshire Fund Group or any Berkshire Fund Member to:

c/o Berkshire Partners LLC
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200 Clarendon Street, 35th Floor
Boston, MA 02116
Attention: Bradley M. Bloom and Sharlyn C. Heslam
Facsimile: 617.227.6105

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, MA 02110
Attention: Shayla Harlev
Facsimile: 617.772.8333

(iv)	if to the WB Fund Group or any WB Fund Member to:

Rhône Group LLC
630 Fifth Avenue
New York, NY 10111
Attention: M. Allison Steiner, General Counsel
Facsimile: 212.218.6789

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Richard Pollack
Facsimile: 212.558.3588

Section 5.6 Entire Agreement. This Agreement, the Stock Purchase Agreement, the Registration Rights Agreement and the other agreements executed and delivered in connection therewith, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof, including the Original Stockholders Agreement; provided that Section 2.3, Section 3.3, Section 3.4(g), Section 4.1 and Section 7.7 of the Original Stockholders Agreement shall remain in full force and effect until the closing of the sale of the Class A Common Stock contemplated under that certain underwriting agreement (the “Underwriting Agreement”), dated as of even date herewith by and among the Company, the selling stockholders therein named and the underwriters therein named (the “IPO Closing”), at which time such Section 2.3, Section 3.3, Section 3.4(g), Section 4.1 and Section 7.7 shall terminate and shall be of no further force or effect; provided further that if the Underwriting Agreement is terminated prior to the IPO Closing, then this Agreement shall immediately terminate (provided that any claims for breaches of this Agreement that occurred while this Agreement was in effect shall survive such termination) and the Original Stockholders Agreement shall be concurrently reinstated, unchanged and in full force and effect. Notwithstanding any oral agreement or course of action of the parties or their Representatives to

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the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 5.8 Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5‑1401 of the New York General Obligations Law).

Section 5.9 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 5.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.

Section 5.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 5.13 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 5.14 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

Section 5.15 Other Issuers of Registrable Securities. In the event that the Company distributes securities of a Subsidiary (“Subsidiary Securities”), the Company will, prior to or concurrently with the issuance, dividend, liquidation, merger, consolidation, recapitalization, reorganization or other transaction in which such Subsidiary Securities will be distributed cause each applicable Subsidiary to enter into a stockholders agreement with the Stockholders party to this Agreement providing for the same rights, terms and conditions with respect to such Subsidiary Securities as are provided for in this Agreement with respect to the Equity Securities.

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement as of the date set forth in the first paragraph hereof.

COTY INC.

By:
Name:
Title:

JAB HOLDINGS II B.V.

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amended and Restated Stockholders Agreement

BERKSHIRE FUND VII, L.P.

By:	Seventh Berkshire Associates LLC, its
general partner

By:
Name:
Title:

BERKSHIRE FUND VII-A, L.P.

By:	Seventh Berkshire Associates LLC, its
general partner

By:
Name:
Title:

BERKSHIRE INVESTORS III LLC

By:
Name:
Title:

BERKSHIRE INVESTORS IV LLC

By:
Name:
Title:

Signature Page to Amended and Restated Stockholders Agreement

WORLDWIDE BEAUTY ONSHORE L.P.

By:	Worldwide Beauty GP L.L.C., its general partner

By:
Name:
Title:

WORLDWIDE BEAUTY OFFSHORE L.P.

By:	Worldwide Beauty GP L.L.C., its general partner

By:
Name:
Title:

Signature Page to Amended and Restated Stockholders Agreement

Exhibit A

Fund Stockholders

Berkshire Fund Stockholders

•	Berkshire Fund VII, L.P.

•	Berkshire Fund VII-A, L.P.

•	Berkshire Investors III LLC

•	Berkshire Investors IV LLC

WB Fund Stockholders

•	Worldwide Beauty Onshore L.P.

•	Worldwide Beauty Offshore L.P.

Exhibit B

Assignment and Assumption Agreement

Pursuant to the Amended and Restated Stockholders Agreement, dated as of August __, 2012 (the “Stockholders Agreement”), between Coty Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, a “Stockholder” and collectively, the “Stockholders”), [Stockholder Name] (the “Transferor”) hereby assigns to the undersigned Permitted Transferee the rights that may be assigned thereunder with respect to the Equity Securities so Transferred, and the undersigned hereby agrees that, having acquired Equity Securities as permitted by the terms of the Stockholders Agreement, the undersigned shall jointly assume the obligations of the Transferor under the Stockholders Agreement with respect to the Equity Securities so Transferred. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement. Notices and other communications to the undersigned Permitted Transferee required or permitted under the Stockholders Agreement shall be addressed as set out below.

Listed below is information regarding the Equity Securities:

Number of Shares of Common Stock

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption Agreement as of ___________________, 20_____.

[NAME OF PERMITTED TRANSFEREE]

Name:
Title:
Acknowledged by:	[Address]
COTY INC.

By:
Name:
Title: